Exhibit 10.6

Execution Version

MERQUEO S.A.S.

LIMITED WAIVER, AMENDMENT AND UNDERTAKING LETTER

Merqueo S.A.S.
Carrera 97A No 9A-50
Bogotá, Colombia
Attention: Felipe Ossa

BY EMAIL

November 14, 2022

Re:	Loan Agreement – Limited Waiver, Amendment and Undertaking

Ladies and Gentlemen:

Reference is made to (i) the Loan Agreement dated as of April 26, 2022 (the “Loan Agreement”) between Merqueo S.A.S., a sociedad por acciones simplificada incorporated and with principal domicile in the Republic of Colombia (the “Borrower”) and Blue like an Orange Sustainable Capital – Latin America Holdings II S.AR.L., a Luxembourg société à responsabilité limitée (“BlaO”), as lender and (ii) the Limited Waiver Letter dated September 15, 2022 between the Borrower and BlaO (the “September Waiver Letter”). Capitalized terms used and not defined herein shall have the meanings ascribed thereto in the Loan Agreement.

(a) September Waiver Letter; Additional Secured Property. Pursuant to the September Waiver Letter, BlaO made the Interest Reserve Amount available for disbursement for purposes other than the payment of interest. All conditions precedent under the September Waiver Letter were satisfied and the Interest Reserve Amount was disbursed.

Under paragraphs 3(a) and (b) of the September Waiver Letter, in consideration of the limited waivers set forth therein and the disbursement of the Interest Reserve Amount, the Borrower agreed, that within sixty (60) days after the disbursement of the Interest Reserve Amount it would:

(i)	(1) use its best efforts to identify Intellectual Property or other adequate Borrower Property, in form and substance acceptable to BlaO, to be designated as collateral securing all of the Obligations and the corresponding obligations owed to IDB Invest in respect of the IDB Invest Loan (the “Additional Secured Property”), (2) enter into an amendment of the Loan Agreement to effectively designate such Additional Secured Property as Security, (3) create and perfect a first priority Lien over the Additional Secured Property to secure all of the Obligations and the corresponding obligations owed to IDB Invest in respect of the IDB Invest Loan and (4) execute and, if required, register in the appropriate public registry, the relevant Security Documents creating valid and enforceable first priority Lien over the Additional Secured Property, and such Additional Secured Property being satisfactory in form and substance to BlaO; and

(ii)	obtain IDB Invest’s approval to the creation of the security interests over the Additional Secured Property.

Accordingly, (1) the Borrower and BlaO have identified certain trademarks in the Republic of Colombia listed in Schedule 9 hereto to be designated as the Additional Secured Property (the “Colombian Trademarks”) but (2) the Borrower has not obtained IDB Invest’s approval to the creation of the security interests over the Colombian Trademarks.

In connection therewith, the parties wish to amend the Loan Agreement to the extent its provisions would restrict the foregoing and waive the requirement under the paragraph 3(b) of the September Waiver Letter.

(b) Interest Payment Capitalization. Pursuant to a notice and request letter dated as of October 14, 2022, the Borrower requested that BlaO: (i) waive the requirement to pay interest due on the outstanding principal amount of the BlaO Loan in accordance with Section 2.13 (BlaO Loan Interest) of the Loan Agreement for the Interest Payment Date falling on October 15, 2022 (such amount, the “Relevant Interest Payment”), and instead capitalize the Relevant Interest Payment; and (ii) waive any requirement to pay default interest on such unpaid amount in accordance with Section 2.8 (Default Interest) of the Loan Agreement.

(c) Listing. The Borrower provided notice to BlaO on September 9, 2022 of the Borrower’s intention to restructure its Share Capital for the purposes of allowing Merqueo Holdings, an exempted company organized and existing under the laws of the Cayman Islands (“HoldCo”) to make a direct listing of its Share Capital or carry out a SEC-registered initial public offering, and in each case allow for the public trading thereof on NASDAQ (the “Listing”).

In order to permit the Listing, BlaO has agreed to amend certain provisions of the Loan Agreement and, in consideration therefor, the Borrower, HoldCo and Merqueo Cayman, an exempted company organized and existing under the laws of the Cayman Islands (“NewCo”), have agreed to undertake certain obligations as set forth in this Letter.

This limited waiver, amendment and undertaking letter (this “Letter”) is intended to formally document the foregoing.

1. Amendment. By signing this Letter, the Borrower and BlaO hereby agree that the Loan Agreement shall be amended as follows:

(a) Section 2.4.2 (Mandatory Prepayments) shall be amended and restated in its entirety to read as follows:

“2.4.2 Mandatory Prepayments. Upon the occurrence of:

(i) Except in the case of a SPAC Transaction or the 2022 Reorganization, a Change of Control without BlaO’s prior written consent, and in connection therewith BlaO shall grant or reject any request for such consent within thirty (30) days of the Borrower providing all relevant information reasonably requested by BlaO; provided, that any failure by BlaO to respond to any such consent request shall be deemed to be a rejection by BlaO; or

MERQUEO S.A.S.	-2-	November 14, 2022

(ii) an Unauthorized Share Transaction (each, a “Mandatory Prepayment Event”),

(a) the Borrower shall prepay all Obligations, including amounts payable with respect to such prepayment pursuant to Section 2.4.3 (Prepayment Fees and Costs), (b) the BlaO Loan Commitment and the Borrower’s right to request any Disbursements shall be terminated, and (c) BlaO may exercise any remedies that may be available to BlaO under any Financing Document or Applicable Law. Any prepayment required by this Section 2.4.2 shall be due and payable no later than ten (10) days following the occurrence of the relevant Mandatory Prepayment Event.”.

(b) Section 5.1.16 (Most Favored Lender) shall be amended and restated in its entirety to read as follows:

“5.1.16 Most Favored Lender. If the Borrower or any Subsidiary enters into, amends or modifies documents evidencing or governing Debt (other than (i) Debt permitted under Section 5.2.12 (Permitted Financial Debt), (ii) Debt incurred under convertible note instruments issued in connection with equity fundraising, (iii) Debt extended to a Subsidiary of the Borrower by the Borrower or another Subsidiary of the Borrower, or (iv) if a SPAC Transaction or the 2022 Reorganization is consummated, Debt extended to the Borrower or a Subsidiary of the Borrower by the Borrower’s holding companies) to which the Borrower or any Subsidiary is bound that contain, or are amended and modified to contain: (a) any covenant, event of default or remedy that is not provided for in this Agreement or any other Financing Document, or (b) any covenant or Event of Default that is more restrictive than the same or similar covenant or event of default provided in this Agreement or any other Financing Document (any or all of the foregoing, collectively, “Most Favored Lender Provisions”), the Borrower shall, at BlaO’s option and promptly upon request, execute an amendment to this Agreement, in form and substance satisfactory to BlaO, to include such Most Favored Lender Provisions.”.

(c) Section 5.2.2 (No Liens) shall be amended and restated in its entirety to read as follows:

“5.2.2 No Liens. Create, or permit to exist: (i) any Liens over any of its Property (including Intellectual Property, the Share Capital of its Subsidiaries, or any trade accounts) other than Permitted Liens; or (ii) any Lien over any of the Borrower’s Share Capital, to the extent any such Lien is created in connection with the incurrence of debt financing for the benefit of the Borrower or any of its Subsidiaries.”.

MERQUEO S.A.S.	-3-	November 14, 2022

(d) Section 5.3.3(f) (Notices) shall be amended and restated in its entirety to read as follows:

“(f) the commencement of any steps taken in connection with, or in anticipation of: (1) a SPAC Transaction, any material developments relating thereto, and the conclusion of any such SPAC Transaction; (2) the 2022 Reorganization, any material developments relating thereto, and the conclusion of the 2022 Reorganization; or (3) the listing of the Borrower’s or its direct or indirect parent company’s Share Capital on a U.S. securities exchange registered with the U.S. Securities and Exchange Commission and any material developments relating thereto; and”.

(e) Section 6.1.1 (Failure to Pay or Perform under Financing Documents) shall be amended by adding two new clauses thereto to read in their entirety as follows:

“(v) HoldCo or NewCo fails to perform or observe any term, covenant or agreement contained in paragraph 3, clauses (a) or (b) of the Waiver, Amendment and Undertaking Letter; provided, that with respect to paragraph (b) of the Waiver, Amendment and Undertaking Letter, this Section 6.1.1(v) shall only apply to the following provisions of this Loan Agreement referenced therein: Section 5.1.8 (Environmental and Social Compliance), Section 5.2.7 (Prohibited Practices), Section 5.2.8 (List of Excluded Activities), Section 5.2.9 (Sanctions List) and Section 5.3.3 (Information).

(vi) HoldCo or NewCo fails to comply with any of its other obligations contained in any of the Financing Documents to which it is a party or any other agreement between any of such parties and BlaO (other than an obligation referred to elsewhere in this Section 6.1); provided, that if capable of being cured, such failure has continued for thirty (30) days after the earlier of (a) notice of such failure to comply being provided by BlaO or (b) the date on which the Borrower, HoldCo or NewCo becomes, or should have become, aware of such failure; provided further, that, for the avoidance of doubt, no cure period shall apply if in the determination of BlaO, such failure has had or could reasonably be expected to have a Material Adverse Effect.”.

(f) The definition of “Security” in Annex 1 (Definitions) shall be amended and restated in its entirety to read as follows:

“‘Security’ means the first priority Liens created, or purported to be created, over (i) all of the shares of each Subsidiary under the Security Documents and (ii) the Borrower’s trademarks listed in Schedule 9 (Colombian Trademarks), to secure all of the Obligations and the corresponding obligations owed to IDB Invest in respect of the IDB Invest Loan.”.

(g) The following definitions shall be added to Annex 1 (Definitions) in appropriate alphabetical order:

“‘2022 Reorganization’ means a transaction or series of transactions occurring prior to December 31, 2022 among the Shareholders, HoldCo and/or NewCo, which results in the ownership of all the Borrower’s Share Capital being held directly by NewCo and indirectly by HoldCo with the goal of promptly having HoldCo (or the surviving entity after a merger between NewCo and HoldCo is consummated): (i) list and publicly trade its Share Capital on the NASDAQ Stock Exchange; and (ii) become subject to reporting requirements under the U.S. Securities Exchange Act of 1934.”;

“‘HoldCo’ means Merqueo Holdings, an exempted company organized and existing under the laws of the Cayman Islands.”;

MERQUEO S.A.S.	-4-	November 14, 2022

“‘NewCo’ means Merqueo Cayman, an exempted company organized and existing under the laws of the Cayman Islands.”; and

“‘Waiver, Amendment and Undertaking Letter’ means the Waiver, Amendment and Undertaking Letter entered into among the Borrower, BlaO, HoldCo and NewCo dated November 11, 2022.”.

(h) Schedule 9 (Colombian Trademarks), attached hereto, shall be attached to the Loan Agreement as Schedule 9.

2.	Limited Waivers. By signing this Letter, BlaO hereby:

(a) Waives the requirement to obtain IDB Invest’s consent in respect of the designation of the Colombian Trademarks as Security within sixty (60) days after the disbursement of the Interest Reserve Amount in accordance with paragraph 3(b) of the September Waiver Letter.

(b) Waives (i) the Borrower’s obligation to make the Relevant Interest Payment on October 15, 2022 under Section 2.13 (BlaO Loan Interest) of the Loan Agreement and any Event of Default that may result therefrom and (ii) the accrual of, and any obligation of the Borrower to pay, default interest on the Relevant Interest Payment under Section 2.8 (Default Interest) of the Loan Agreement during the period from October 15, 2022 until the date hereof.

In connection with the foregoing, BlaO and the Borrower agree that Relevant Interest Payment shall be deemed to be capitalized and included in the outstanding amount of principal of the BlaO Loan effective as of October 15, 2022.

(c) Waives the Borrower’s obligation to comply with Section 5.3.5(ii) (Impact & Sustainability Indicators) in respect of the delivery of the report on certain quarterly impact and sustainability indicators for the Financial Quarter ended on the June 30, 2022.

3.	Undertakings. Each of HoldCo and NewCo shall:

(a) Cause, and cause the Borrower to, apply all of the proceeds related to the Listing or any other listing of their Share Capital in a stock exchange, exclusively in the Borrower’s Country and Brazil, for (i) the expansion of the Borrower’s current operations, whether conducted directly or indirectly through any of the Guarantors, (ii) the Borrower’s working capital needs, and (iii) the Borrower’s capital expenditures needs, all in accordance with Applicable Law; provided, for the avoidance of doubt, that such proceeds shall not be used to finance activities listed in the List of Excluded Activities and shall be subject to all other restrictions set forth in the Loan Agreement.

(b) Comply with each of the following Sections of the Loan Agreement as if it were the “Borrower” thereunder: (i) Section 5.1.4 (Systems; Books and Records); (ii) Section 5.1.5 (Access to Premises and Records); (iii) Section 5.1.6 (Auditor); (iv) Section 5.1.8 (Environmental and Social Compliance); (v) Section 5.1.9 (Cooperation); (vi) Section 5.1.10 (Taxes); (vii) Section 5.1.13 (Financial Covenants) on a Consolidated Basis; (viii) Section 5.1.14 (Beneficial Ownership); (ix) Section 5.1.15 (Compliance with Laws against Money Laundering and Combating the Finance of Terrorism); (x) Section 5.2.2 (No Liens); (xi) Section 5.2.7 (Prohibited Practices); (xii) 5.2.8 (List of Excluded Activities); (xiii) Section 5.2.9 (Sanctions List); (xiv) Section 5.2.10 (Limitation on Transfer of Intellectual Property); (xv) Section 5.3 (Information); and (xvi) Section 5.4 (Environmental and Social). The foregoing provisions of the Loan Agreement are hereby incorporated by reference, mutatis mutandis, as if more fully set forth herein.

MERQUEO S.A.S.	-5-	November 14, 2022

4.	Representations and Warranties. The Borrower hereby represents and warrants to BlaO that:

(a) The Borrower’s representations and warranties made in Article 3 (Representations and Warranties) of the Loan Agreement (other than in respect of Merqueo Mexico) are true and correct as of the date of this Letter, with reference to the facts and circumstances existing on the date hereof, with the same effect as if made on the date hereof; provided, that references to Financial Statements shall be deemed to refer to the most recent Financial Statements delivered to BlaO as of the date hereof.

(b) Its execution, delivery and performance of this Letter have been duly authorized by all corporate or other necessary action in accordance with applicable law. This Letter has been duly executed by it, and constitutes its valid and legally binding obligation, enforceable in accordance with its terms.

5.	Miscellaneous.

(a)	For the avoidance of doubt:

(i)	the Colombian Trademarks shall be deemed to be included in the “Security” and the security agreement by which the Colombian Trademarks shall be pledged for the benefit of BlaO shall be deemed a “Security Document” and a “Financing Document” under the Loan Agreement; and

(ii)	the Borrower shall comply with its obligations under Section 5.1.12 (Affirmative Covenants – Perfection and Maintenance of Security) of the Loan Agreement in respect of the Colombian Trademarks; provided, that as soon as practicable but no later than the date falling eighteen (18) months after the date hereof, the Borrower shall (x) create and perfect a first priority Lien over the Colombian Trademarks to secure all of the Obligations and the corresponding obligations owed to IDB Invest in respect of the IDB Invest Loan and (y) execute and, if required, register in the appropriate public registry, the relevant Security Documents creating valid and enforceable first priority Lien over the Colombian Trademarks.

(b) The Borrower hereby acknowledges that the limited waivers and amendments set forth in this Letter are limited to the specific purposes set forth herein and for no other purpose.

(c) Notwithstanding the terms of the Loan Agreement, the Borrower and BlaO agree that this Letter shall constitute a “Financing Document” for all purposes under the Loan Agreement.

MERQUEO S.A.S.	-6-	November 14, 2022

(d) This Letter may be executed in counterparts, each of which when taken together, shall constitute one and the same Letter. Delivery of an executed counterpart signature page to this Letter by electronic means shall constitute effective execution and delivery hereof.

(e) The Borrower shall be obligated to pay (or reimburse BlaO, as the case may be) all costs and expenses relating to the implementation of all matters set forth in this Letter, including the fees and expenses of BlaO’s counsels, promptly upon the delivery of an invoice thereof to the Borrower.

(f) This Letter shall be governed by New York law and the provisions of Section 7.10 (Applicable Law and Jurisdiction) of the Loan Agreement shall apply to this Letter as if references to the Loan Agreement therein were references to the Loan Agreement and this Letter.

(g) The limited waivers and amendments set forth in this Letter: (i) shall not affect, waive or modify any covenant or other term set forth in the Loan Agreement or any other Financing Document, except as specifically set forth herein; (ii) shall not affect, waive, modify or prejudice any other rights or remedies of BlaO under the Loan Agreement, or any other Financing Documents, or any other rights or remedies available to BlaO at law or in equity; and (iii) are not, and shall not be deemed to be, a novation under the Loan Agreement and/or any of the other Financing Documents. For the avoidance of doubt, the Loan Agreement and the other Financing Documents shall continue in full force and effect.

(h) BlaO hereby acknowledges that Merqueo Mexico is in the process of dissolution. BlaO further acknowledges and agrees being so informed by the Borrower and that such dissolution and future liquidation of Merqueo Mexico shall not constitute an Event of Default under the Loan Agreement.

(i) The Borrower is hereby authorized to disclose the Loan Agreement to the U.S. Securities and Exchange Commission in connection with the Listing.

(j) Notwithstanding anything to the contrary in this Letter, if, in respect of the Listing, the Borrower and IDB Invest agree to amend or modify the IDB Invest Loan Agreement by including (i) any covenant, event of default, remedy or other term that is not provided for in this Letter or (ii) any covenant or event of default that is more restrictive than the same or similar covenant or event of default provided in the Loan Agreement (as amended by this Letter) or any other Financing Document, the Borrower shall, at BlaO’s option and promptly upon request, execute an amendment to this Letter and/or the Loan Agreement, in form and substance satisfactory to BlaO, to include such provisions.

Please acknowledge your agreement and acceptance of the foregoing by countersigning this Letter in the space provided below and returning your executed signature page to BlaO.

[signature pages follow]

MERQUEO S.A.S.	-7-	November 14, 2022

Sincerely,

BLUE LIKE AN ORANGE SUSTAINABLE CAPITAL – LATIN AMERICA HOLDINGS II S.AR.L.

By:	/s/ Bertrand Badre
Name:	Bertrand Badre
Title:	Chief Executive Officer – Partner

By:	/s/ Emmanuelle Yannakis
Name:	Emmanuelle Yannakis
Title:	Chief Financial Officer – Partner

MERQUEO S.A.S.	-8-	November 14, 2022

ACCEPTED AND AGREED:

MERQUEO S.A.S.

By:	/s/ Felipe Ossa Rodríguez
Name:	Felipe Ossa Rodríguez
Title:	CEO

MERQUEO HOLDINGS

By:	/s/ Felipe Ossa Rodríguez
Name:	Felipe Ossa Rodríguez
Title:	CEO

MERQUEO CAYMAN

By:	/s/ Felipe Ossa Rodríguez
Name:	Felipe Ossa Rodríguez
Title:	CEO

MERQUEO S.A.S.	-9-	November 14, 2022

SCHEDULE 9

COLOMBIAN TRADEMARKS

MARCA	TITULAR	EXPEDIENTE	CERTIFICADO	ESTADO	CLASES	COBERTURA
ARTISAN 1986	MERQUEO S.A.S.	SD2019/0064058	647973	18 may. 2030	30	(30) Harinas y preparaciones a base de cereales; pan, productos de pastelería y confitería; productos de panadería.
C/L CORTELOCAL	MERQUEO S.A.S.	SD2021/0003969	688394	17 ago. 2031	29	(29) Carne de res, pollo, cerdo, nuggets de pollo, pinchos, salchichas de pavo, embutidos, cordero, entre otros tipos de carne animal congelada, refrigerada y prelista.
CANASTA SELECTA	MERQUEO S.A.S.	SD2020/0004332	676729	18 mar. 2031	3, 16, 32

(3) Productos cosméticos y preparaciones de tocador no medicinales; dentífricos no medicinales; productos de perfumería, aceites esenciales; preparaciones para blanquear y otras sustancias para lavar la ropa; preparaciones para limpiar, pulir, desengrasar y raspar.

(16) Papel y cartón; productos de imprenta; material de encuadernación; fotografías; artículos de papelería y artículos de oficina, excepto muebles; adhesivos [pegamentos] de papelería o para uso doméstico; material de dibujo y material para artistas; pinceles; material de instrucción y material didáctico; hojas, películas y bolsas de materias plásticas para embalar y empaquetar; caracteres de imprenta, clichés de imprenta.

(32) Cervezas; bebidas sin alcohol; aguas minerales; bebidas a base de frutas y zumos de frutas; siropes y otras preparaciones sin alcohol para elaborar bebidas.

MERQUEO S.A.S.	-10-	November 14, 2022

MARCA	TITULAR	EXPEDIENTE	CERTIFICADO	ESTADO	CLASES	COBERTURA
CANASTA SELECTA	MERQUEO S.A.S.	SD2021/0079332	703493	11 abr. 2032	32	(32) Cervezas; bebidas sin alcohol; aguas minerales; bebidas a base de frutas y zumos de frutas; siropes y otras preparaciones sin alcohol para elaborar bebidas.
CHEFFY	MERQUEO S.A.S.	SD2021/0079759	703370	11 abr. 2032	29, 30

(29) Carne, pescado, aves y caza; extractos de carne; frutas y legumbres en conserva, congeladas, secas y cocidas; gelatinas, mermeladas, compotas; huevos; leche, queso, mantequilla, yogur y otros productos lácteos; Aceites y grasas para alimentación; productos de papa, papas congeladas, yucas congeladas, anillos de cebolla congelados; comidas congeladas compuestas principalmente de carne, pescado, carne de ave o verduras.

(30) Café, té, cacao y sucedáneos del café; arroz; tapioca y sagú; harinas y preparaciones a base de cereales; pan, productos de pastelería y confitería; helados; azúcar, miel, jarabe de melaza; levadura, polvos de hornear; sal; mostaza; vinagre, salsas (condimentos); especias; hielo; comidas congeladas compuestas principalmente de pasta o arroz.

MERQUEO S.A.S.	-11-	November 14, 2022

MARCA	TITULAR	EXPEDIENTE	CERTIFICADO	ESTADO	CLASES	COBERTURA
CICLUS	MERQUEO S.A.S.	SD2019/0099301	656970	28 jul. 2030	3

(3) Productos de limpieza a base de detergentes en barra, polvo, pasta, crema, gel, cápsula o líquido, para uso doméstico y/o industrial, tales como detergentes, jabones, suavizantes, limpiadores, pulidores, quitamanchas, lavavajillas; preparaciones para limpiar, pulir, desengrasar y raspar; productos para lavar la ropa, productos para lavar la vajilla.

CREMERY	MERQUEO S.A.S.	SD2021/0056829	699056	31 ene. 2032	30

(30) Café, té, cacao y café artificial; arroz, pasta y fideos; tapioca y sagú; harinas y preparaciones a base de cereales; pan, bollería y confitería; chocolate; helados, sorbetes y otros helados comestibles; azúcar, miel, melaza; levadura, levadura en polvo; sal, condimentos, especias, hierbas en conserva; vinagre, salsas y otros condimentos; hielo (agua congelada).

MERQUEO S.A.S.	-12-	November 14, 2022

MARCA	TITULAR	EXPEDIENTE	CERTIFICADO	ESTADO	CLASES	COBERTURA
CREMERY	MERQUEO S.A.S.	SD2021/0076594	709544	21 jun. 2032	30

(30) Café, té, cacao y café artificial; arroz, pasta y fideos; tapioca y sagú; harinas y preparaciones a base de cereales; pan, bollería y confitería; chocolate; helados, sorbetes y otros helados comestibles; azúcar, miel, melaza; levadura, levadura en polvo; sal, condimentos, especias, hierbas en conserva; vinagre, salsas y otros condimentos; hielo (agua congelada).

CRONCHUDOS	MERQUEO S.A.S.	SD2020/0022088	667205	03 nov. 2030	29, 30

(29) Carne, pescado, aves de corral y caza; extractos de carne; frutas y verduras en conserva, secas y cocidas; gelatinas, mermeladas, compotas; huevos; leche y productos lácteos; aceites y grasas comestibles; pasabocas (snacks) compuestos principalmente de papas, nueces, productos de frutos secos, semillas, frutas, maníes, verduras o combinaciones de los mismos, incluidas papas chips, papas; crujientes, chips de fruta, plátanos chips, plátanos crujientes, pasabocas (snacks) a base de frutas, chips vegetales, pasabocas (snacks) a base de verduras, chips de taro, pasabocas (snacks) de plátano.

(30) Café, té, cacao y café artificial; arroz; tapioca y sagú; harina y preparaciones hechas de cereales; pan, pastelería y confitería; helados; miel, melaza; levadura, polvo para hornear; sal; mostaza; vinagre, salsas (condimentos); especias; hielo; pasabocas (snacks) compuestos principalmente de granos, maíz, cereal o combinaciones de los mismos, incluyendo chips de maíz, chips de tortilla, chips; de pita, chips de arroz, pasteles de arroz, galletas de arroz, galletas saladas, rosquillas, pasabocas (snacks) inflados, palomitas de maíz, palomitas de maíz confitadas, maníes confitados.

MERQUEO S.A.S.	-13-	November 14, 2022

MARCA	TITULAR	EXPEDIENTE	CERTIFICADO	ESTADO	CLASES	COBERTURA
CULTIVO PALENQUE	MERQUEO S.A.S.	SD2018/0096035	641555	08 may. 2030	29	(29) Pulpa de frutas.
DIMISTRI	MERQUEO S.A.S.	SD2021/0058691	702284	24 mar. 2032	29	(29) Carne, pescado, carne de ave y carne de caza; extractos de carne; frutas y verduras, hortalizas y legumbres en conserva, congeladas, secas y cocidas; jaleas, confituras, compotas; huevos; leche y productos lácteos; aceites y grasas comestibles.
DOÑA OTILIA	MERQUEO S.A.S.	SD2020/0090896	683239	08 jun. 2031	30	(30) Arepas prelistas (con y sin queso), arepa de yuca, arepa de choclo, harinas, pancakes, empanadas, almojábana, arepa boyacense, pan de yuca, tortillas de harina o maíz.
GOLOSITO	MERQUEO S.A.S.	SD2018/0096111	623742	23 jul. 2029	30	(30) Pastelería y Confitería.
GOLOSITO	MERQUEO S.A.S.	SD2021/0040635	697626	31 dic. 2031	29	(29) Huevos; leche y productos lácteos; mantequillas, quesos, yogures, kumis, solubles lácteos, leche en polvo.

MERQUEO S.A.S.	-14-	November 14, 2022

MARCA	TITULAR	EXPEDIENTE	CERTIFICADO	ESTADO	CLASES	COBERTURA
GUMÄLÍFE	MERQUEO S.A.S.	SD2021/0106935	712870	01 ago. 2032	5	(5) Vitaminas y Multivitamínicos.
ILIO & LELO	MERQUEO S.A.S.	SD2019/0095342	654111	02 jul. 2030	31	(31) Alimentos para animales; bebidas para animales; galletas para animales; harinas para animales; lechos para animales; arena higiénica para animales domésticos; arena sanitaria para animales; celulosa para camas de animales; fibras de cáñamo para camas de animales; golosinas comestibles para animales domésticos; leche en polvo para animales; lechos de paja para animales; lechos higiénicos para animales pequeños; mezclas de alimentos para animales; productos alimenticios para animales; semillas preparadas para la alimentación de animales; sucedáneos de la leche para animales; turba para lechos de animales; virutas de madera para camas de animales; arena aromática para lechos de animales de compañía; camas y lechos higiénicos para animales; objetos comestibles y masticables para animales; paja [tallos de cereales] para animales pequeños.

MERQUEO S.A.S.	-15-	November 14, 2022

MARCA	TITULAR	EXPEDIENTE	CERTIFICADO	ESTADO	CLASES	COBERTURA
ILO & LELO	MERQUEO S.A.S.	SD2021/0064919	704905	02 may. 2032	16, 31	(16) Papel y cartón; productos de imprenta; material de encuadernación; fotografías; artículos de papelería y artículos de oficina, excepto muebles; adhesivos (pegamentos) de papelería o para uso doméstico; material para artistas y material de dibujo; pinceles; material de instrucción y material didáctico; hojas, películas y bolsas de materias plásticas para embalar y empaquetar; caracteres de imprenta, clichés de imprenta; bolsas de basura de plástico para uso doméstico, bolsas de papel de uso doméstico para la basura, bolsas para cubos de basura, bolsas de basura de papel o materias plásticas. (31) Productos agrícolas, acuícolas, hortícolas y forestales en bruto y sin procesar; granos y semillas en bruto o sin procesar; frutas y verduras, hortalizas y legumbres frescas, hierbas aromáticas frescas; plantas y flores naturales; bulbos, plantones y semillas para plantar; animales vivos; productos alimenticios y bebidas para animales; malta.
LA CHOCOLATERA DEL CACAO	MERQUEO S.A.S.	SD2018/0096145	623734	23 jul. 2029	30	(30) Chocolate de mesa.
LA GRAN NONA	MERQUEO S.A.S.	SD2018/0096084	623741	23 jul. 2029	30	(30) Arroz.
LA GRAN NONA	MERQUEO S.A.S.	SD2019/0030971	636033	17 dic. 2029	31	(31) Productos agrícolas, hortícolas, forestales y granos, no comprendidos en otras clases; animales vivos; frutas y legumbres frescas, semillas, plantas y flores naturales; alimentos para los animales, malta.

MERQUEO S.A.S.	-16-	November 14, 2022

MARCA	TITULAR	EXPEDIENTE	CERTIFICADO	ESTADO	CLASES	COBERTURA
LE CHOCOLATIER DU CHEF	MERQUEO S.A.S.	SD2018/0096149	623735	23 jul. 2029	30	(30) Chocolate de mesa.
MONTE SABOR	MERQUEO S.A.S.	SD2020/0007874	663130	21 sept. 2030	29, 30	(29) Jaleas, a saber mermeladas y compotas. (30) Vinagre, salsas (condimentos), Salsas de mesa y para cocinar; especias, jarabes y jalea real.
NORWEN SEA	MERQUEO S.A.S.	SD2018/0096025	623736	23 jul. 2029	29	(29) Pescado y Mariscos.
O-DENT	MERQUEO S.A.S.	SD2021/0079194	703488	11 abr. 2032	3, 5, 21

(3) Preparaciones para blanquear y otras sustancias para lavar la ropa; preparaciones para limpiar, pulir, desengrasar y raspar; jabones no medicinales; productos de perfumería, aceites esenciales, cosméticos no medicinales, lociones capilares no medicinales; dentífricos no medicinales, dentífricos y enjuagues bucales; cremas para los dientes.

(5) Productos farmacéuticos, preparaciones para uso médico y veterinario; productos higiénicos y sanitarios para uso médico; enjuague bucal para uso médico; enjuague bucal para uso veterinario; alimentos y sustancias dietéticas para uso médico o veterinario, alimentos para bebés; complementos alimenticios para personas o animales; emplastos, material para apósitos; material para empastes e improntas dentales; desinfectantes; productos para eliminar animales dañinos; fungicidas, herbicidas.

(21) Utensilios y recipientes para uso doméstico y culinario; peines y esponjas; cepillos; materiales para fabricar cepillos; material de limpieza; vidrio en bruto o semielaborado, excepto el vidrio de construcción; artículos de cristalería, porcelana y loza; hilo dental; cepillos dentales.

MERQUEO S.A.S.	-17-	November 14, 2022

MARCA	TITULAR	EXPEDIENTE	CERTIFICADO	ESTADO	CLASES	COBERTURA
PURE VALLEY	MERQUEO S.A.S.	SD2019/0005506	627816	23 sept. 2029	29	(29) Leche y productos lácteos.
PURE VALLEY	MERQUEO S.A.S.	SD2021/0043470	699372	31 ene. 2032	29	(29) Carne, pescado, carne de ave y carne de caza; extractos de carne; frutas y verduras, hortalizas y legumbres en conserva, congeladas, secas y cocidas; jaleas, confituras, compotas; huevos; leche, quesos, mantequilla, yogur y otros productos lácteos; aceites y grasas para uso alimenticio, embutidos.
PURE VALLEY	MERQUEO S.A.S.	SD2021/0052661	701326	15 mar. 2032	30	(30) Café, té, cacao y sucedáneos del café; arroz; tapioca y sagú; harinas y preparaciones a base de cereales; pan, productos de pastelería y confitería; helados; azúcar, miel, jarabe de melaza; levadura, polvos de hornear; sal; mostaza; vinagre, salsas (condimentos); especias; hielo.

MERQUEO S.A.S.	-18-	November 14, 2022

MARCA	TITULAR	EXPEDIENTE	CERTIFICADO	ESTADO	CLASES	COBERTURA
SERENITY	MERQUEO S.A.S.	SD2020/0022460	667701	06 nov. 2030	16	(16) Papel, Papel higiénico, rollos de papel higiénico, papel de baño, toallas de higiénicas para las manos, toallas de papel, papel de servilletas, servilletas de papel, servilletas desechables de papel, pañuelos de papel, toallas húmedas, toallas faciales.
SIEMBRA DORADA	MERQUEO S.A.S.	SD2019/0073583	648998	22 may. 2030	29	(29) Aceites, margarinas y grasas comestibles.
TAZA&LIBRA	MERQUEO S.A.S.	SD2020/0009074	669921	10 nov. 2030	30, 31

(30) Café, té, cacao y sucedáneos del café; arroz; tapioca y sagú; harinas y preparaciones a base de cereales; pan, productos de pastelería y confitería; helados; azúcar, miel, jarabe de melaza; levadura, polvos de hornear; sal; mostaza; vinagre, salsas (condimentos); especias; hielo.

(31) Productos agrícolas, acuícolas, hortícolas y forestales en bruto y sin procesar; granos y semillas en bruto o sin procesar; frutas y verduras, hortalizas y legumbres frescas, hierbas aromáticas frescas; plantas y flores naturales; bulbos, plantones y semillas para plantar; animales vivos; productos alimenticios y bebidas para animales; malta.

MERQUEO S.A.S.	-19-	November 14, 2022

MARCA	TITULAR	EXPEDIENTE	CERTIFICADO	ESTADO	CLASES	COBERTURA
TEX GRILL	MERQUEO S.A.S.	SD2018/0096002	640047	20 ene. 2030	29	(29) Carnes frías en todas sus manifestaciones.
TRIPLE E	MERQUEO S.A.S.	SD2020/0022771	667426	03 nov. 2030	2, 3, 5, 21

(2) Pinturas, barnices, lacas; productos contra la herrumbre y el deterioro de la madera; colorantes, tintes; tintas de imprenta, tintas de marcado y tintas de grabado; resinas naturales en bruto; metales en hojas y en polvo para la pintura, la decoración, la imprenta y trabajos artísticos, ceras anticorrosivas, ceras para pisos, ceras para suelos.

(3) Productos cosméticos y preparaciones de tocador no medicinales; dentífricos no medicinales; productos de perfumería, aceites esenciales; preparaciones para blanquear y otras sustancias para lavar la ropa; preparaciones para limpiar, pulir, desengrasar y raspar, jabón líquido para lavar la loza, Desengrasantes, preparaciones desengrasantes, sustancias desengrasantes, preparaciones para limpiar pisos, preparaciones para limpiar vidrios, preparaciones para limpiar pisos, abrillantadores y cremas para la madera.

MERQUEO S.A.S.	-20-	November 14, 2022

MARCA	TITULAR	EXPEDIENTE	CERTIFICADO	ESTADO	CLASES	COBERTURA

(5) Productos farmacéuticos, preparaciones para uso médico y veterinario; productos higiénicos y sanitarios para uso médico; alimentos y sustancias dietéticas para uso médico o veterinario, alimentos para bebés; suplementos alimenticios para personas o animales; emplastos, material para apósitos; material para empastes e impresiones dentales; desinfectantes; productos para eliminar animales dañinos; fungicidas, herbicidas; desinfectantes, desinfectantes multiusos, preparaciones desinfectantes y desodorizantes multiuso, preparaciones de desodorización multiusos para uso doméstico, comercial o industrial, preparaciones desodorantes multiuso para uso doméstico, comercial o industrial.

(21) Utensilios y recipientes para uso doméstico y culinario; utensilios de cocina y vajilla, excepto tenedores, cuchillos y cucharas; peines y esponjas; cepillos; materiales para fabricar cepillos; material de limpieza; vidrio en bruto o semielaborado, excepto vidrio de construcción; artículos de cristalería, porcelana y loza, trapos de limpieza, trapos de piso, guantes de cocina, guantes para lavavajillas, guantes para uso doméstico, guantes de látex desechables para uno doméstico, guantes de látex para uso domésticos, guantes de limpieza para uso doméstico, guantes de limpieza.

MERQUEO S.A.S.	-21-	November 14, 2022

MARCA	TITULAR	EXPEDIENTE	CERTIFICADO	ESTADO	CLASES	COBERTURA
VEHEMENTE	MERQUEO S.A.S.	SD2021/0042230	696309	06 dic. 2031	33	(33) Bebidas alcohólicas (excepto cervezas).
VERAZA	MERQUEO S.A.S.	SD2021/0039196	696802	14 dic. 2031	29	(29) Carne, pescado, carne de ave y carne de caza; extractos de carne; frutas y verduras, hortalizas y legumbres en conserva, congeladas, secas y cocidas; jaleas, confituras, compotas; huevos; leche y productos lácteos; aceites y grasas comestibles.
WILD FISK	MERQUEO S.A.S.	SD2018/0096124	624113	30 jul. 2029	29	(29) Pescado atún.

MERQUEO S.A.S.	-22-	November 14, 2022